UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2015, the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (“Portola”) appointed David Stump, M.D. to the Board as a Class II director and a member of the Nominating and Corporate Governance Committee of the Board, to serve until Portola’s 2018 annual meeting of stockholders.

There were no arrangements or understandings between Dr. Stump and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) between Dr. Stump and Portola required to be disclosed herein.

Pursuant to Portola’s Non-Employee Director Compensation Policy, Dr. Stump will receive annual cash compensation in the amount $50,000 for his Board service and annual cash compensation in the amount of $5,000 for his service as a member of the Nominating and Corporate Governance Committee. The Board will also grant Dr. Stump an initial option to purchase 20,000 shares of Portola’s common stock (“Common Stock”) under Portola’s 2013 Equity Incentive Plan with an exercise price equal to the per share closing price of the Common Stock on the NASDAQ Global Select Market on the date of grant. Dr. Stump will enter into Portola’s standard indemnification agreement for directors as described under “Limitation on Liability and Indemnification Matters” in Portola’s Form S-1 filed with the SEC on November 16, 2013.

Dr. Stump was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., serving there from November 1999 until December 2012. Prior to joining Human Genome Sciences, Dr. Stump held various roles at Genentech, Inc., from 1989 to 1999, most recently as Vice President, Clinical Research, and was named a Genentech Fellow in 1996. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump is a member of the board of directors of Sunesis Pharmaceuticals, Inc., and MacroGenics, Inc. Dr. Stump is also a member of the board of trustees of Earlham College. Dr. Stump is board certified in Internal Medicine, Hematology and Medical Oncology, and is a Fellow of the American College of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He earned an A.B. from Earlham College and an M.D. from Indiana University, followed by residency and fellowship training in internal medicine, hematology and oncology, and biochemistry at the University of Iowa, then by further postgraduate training in hemostasis and thrombosis at the University of Leuven, Belgium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: September 24, 2015

	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer